CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Coffee Pacifica, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Terry Klassen, Chief Executive Officer, of the Company, certify, pursuant to Sect. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 17, 2006

By:	/s/ Terry Klassen
Terry Klassen Chief Executive Officer